Exhibit 10.1
                                                                    ------------


--------------------------------------------------------------------------------


                                  CHATTEM, INC.
                                  -------------
                            (a Tennessee corporation)


                    1.625% Convertible Senior Notes due 2014




                               PURCHASE AGREEMENT







Dated:  April 4, 2007


--------------------------------------------------------------------------------

                                  Chattem, Inc.

                            (a Tennessee corporation)

                                   $85,000,000
                    1.625% Convertible Senior Notes due 2014

                               PURCHASE AGREEMENT

                                                                   April 4, 2007

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

North Tower
World Financial Center
New York, New York 10281



Ladies and Gentlemen:

         Chattem, Inc., a Tennessee corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Initial Purchaser") with respect to the issue and sale by the Company and the purchase by the Initial Purchaser, of $85,000,000 aggregate principal amount of the Company's 1.625% Convertible Senior Notes due 2014 (the "Securities"), and with respect to the grant by the Company to the Initial Purchaser of the option described in Section 2(b) hereof to purchase all or any part of an additional $15,000,000 principal amount of Securities to cover over-allotments, if any. The aforesaid $85,000,000 principal amount of Securities (the "Initial Securities") to be purchased by the Initial Purchaser and all or any part of the $15,000,000 principal amount of Securities subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities". The Securities are to be issued pursuant to an indenture to be dated as of April 11, 2007 (the "Indenture") between the Company and U.S. Bank, National Association, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of the Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

         The Securities are convertible, subject to certain conditions as described in the Offering Memorandum (as defined below), prior to maturity into shares of common stock, without par value, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture.

         On or prior to the Closing Time (as defined in Section 2(c)), the Company will enter into a registration rights agreement with the Initial Purchaser (the "Registration Rights Agreement"), pursuant to which, subject to the conditions set forth therein, the Company will be required to file and use its commercially reasonable efforts to have declared effective a registration statement (the "Registration Statement") under the 1933 Act to register resales of the Securities and the shares of Common Stock issuable upon conversion thereof.

         The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

         The Company has (a) prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated April 3, 2007 (the "Preliminary Offering Memorandum") and (b) has prepared and will deliver to the Initial Purchaser, as promptly as possible prior to the Closing Time, copies of a final offering memorandum dated April 4, 2007 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, as amended and supplemented at such time), including exhibits thereto, if any, and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to also include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to also include the filing after the date of such Offering Memorandum of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

SECTION 1.        Representations and Warranties by the Company.
                  ---------------------------------------------

     (a) Representations and Warranties. The Company represents and warrants to the Initial Purchaser as of the date hereof and as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with the Initial Purchaser, as follows:

          (i) Disclosure Package and Final Offering Memorandum. As of the Applicable Time (as defined below), neither (x) the Preliminary Offering Memorandum as of the Applicable Time as supplemented by the final pricing term sheet, in the form attached hereto as Schedule B (the "Pricing Supplement") and as otherwise supplemented or amended at such time, all considered together (collectively, the "Disclosure Package"), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. "Applicable Time" means 5:30 P.M. (Eastern time) on April 4, 2007 or such other time as agreed by the Company and Merrill Lynch.

          "Supplemental Offering Materials" means any "written communication" (within the meaning of the 1933 Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Offering Memorandum or the Final Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any "written communication" used during any road show relating to the Securities.

          As of its issue date and as of the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package, any supplemental offering materials or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein.

          (ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

          (iii) Independent Accountants. The accountants who expressed their opinion with respect to the financial statements and supporting schedules included in the Disclosure Package and Final Offering Memorandum are a registered public accounting firm and independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations").

          (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Disclosure Package and Final Offering Memorandum, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its subsidiaries for the periods specified, except as noted in the notes thereto; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Disclosure Package and Final Offering Memorandum, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Disclosure Package and Final Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and Final Offering Memorandum. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Disclosure Package and the Final Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and Final Offering Memorandum, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such subsidiary.

          (vii) Capitalization and Other Capital Stock Matters. The total shareholders' equity of the Company is as set forth in the Disclosure Package and Final Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" as of the respective dates set forth therein, and the actual, authorized, issued and outstanding number of shares of Common Stock of the Company is as set forth in the section entitled "Description of Capital Stock" in the Disclosure Package and Final Offering Memorandum as of the date set forth therein, and there have been no changes to such amounts (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee stock or benefit plans referred to in the Disclosure Package and Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and Final Offering Memorandum or repurchases of Common Stock pursuant to a board of directors authorized stock repurchase program). The Common Stock conforms in all material respects to the description thereof set forth in the Disclosure Package and Final Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiaries other than those described in the Disclosure Package and Final Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and Final Offering Memorandum). The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and Final Offering Memorandum, accurately and fairly describes such plans, arrangements, options and rights in all material respects.

          (viii) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is listed on the Nasdaq Global Select Market (the "NASDAQ"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

          (ix) Corporate Power. The Company has corporate right, power and authority to execute and deliver this Agreement, the Securities, the
     Indenture, and the Registration Rights Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

          (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will be duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy.

          (xiii) Authorization of the Securities. The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xiv) Description of Transaction Documents. The description of the Transaction Documents and the rights, preferences and privileges of the capital stock of the Company, including the shares of Common Stock issuable upon conversion of the Securities, contained in the Disclosure Package and Final Offering Memorandum, are accurate in all material respects.

          (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Disclosure Package and Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and Final Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness

     (or any person  acting on such  holder's  behalf)  the right to require the
     repurchase,   redemption   or  repayment  of  all  or  a  portion  of  such
     indebtedness by the Company or any subsidiary.

          (xvi) Absence of Proceedings. Except as otherwise disclosed in the Disclosure Package and Final Offering Memorandum, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

          (xvii) Absence of Manipulation. Neither the Company nor to its knowledge any affiliate, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliate"), of the Company has taken, nor will the Company or any Affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xviii) Possession of Intellectual Property. Except as otherwise disclosed in the Disclosure Package and Final Offering Memorandum, the Company and its subsidiaries own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") related to the business now operated by them, and neither the Company nor its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents or for the due execution, delivery or performance of the Transaction Documents by the Company, except
     (A) such as have been already obtained or will be made on or prior to the Closing Time, (B) as may be required under the securities or blue sky laws of the various states in which the Securities will be offered or sold and the 1933 Act and 1933 Regulations with respect to the registration of the resale of the Securities under the 1933 Act pursuant to the Registration Rights Agreement and the Trust Indenture Act of 1939, and (C) the listing requirements of NASDAQ, except those which, singly or in the aggregate, if not made would not result in a Material Adverse Effect or would have a material effect on the consummation of the transactions contemplated by the Transaction Documents.

          (xx) Possession of Licenses and Permits. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          (xxi) Title to Property. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(iv) above (or elsewhere in the Disclosure Package and Final Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) for liens for taxes not yet due or payable, (ii) as otherwise disclosed in the Disclosure Package and Final Offering Memorandum or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary to an extent that would reasonably be expected to have a Material Adverse Effect.

          (xxii) Environmental Laws. Except as described in the Disclosure Package and Final Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings relating to any Environmental Law pending or, to the Company's knowledge, threatened against the Company or its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xxiii) Accounting Controls and Disclosure Controls. The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and Final Offering Memorandum, since the end of the Company's most recent audited fiscal year, there has been (1) no material weakness in the Company's internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the 1934 Act Regulations) (whether or not remediated) and (2) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the

     Company's internal control over financial reporting. The Company and its subsidiaries, taken as a whole, employ disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

          (xxiv) Compliance with the Sarbanes-Oxley Act. The Company and its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that, with respect to the Company, are effective as of the date hereof.

          (xxv) Payment of Taxes. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except such taxes that are being contested in good faith and as to which adequate reserves have been provided as set forth in the following sentence and except where the failure to file or failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(iv) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

          (xxvi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally deemed adequate and customary for the businesses in which they are currently engaged and all such insurance is in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that it or its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

          (xxvii) Investment Company Act. The Company is not required, and after giving effect to the issuance and sale of the offered Securities and the application of the net proceeds therefrom as described in the Disclosure Package and Final Offering Memorandum under "Use of Proceeds," will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxviii) Registration Rights. Except for security holders who hold the Company's 2% Senior Convertible Notes due 2013 that were issued in November 2006, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act, other than with respect to the registration of the resale of the Securities under the 1933 Act pursuant to the Registration Rights Agreement.

          (xxix) Similar Offerings. Neither the Company nor to its knowledge any of its Affiliates has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

          (xxx) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under
     Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxxi) No General Solicitation. None of the Company, to its knowledge, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxxii) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties of the Initial Purchaser and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Disclosure Package and Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxxiii) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or its subsidiaries, any member of any group of organizations described in Sections 414, or of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or its subsidiaries is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (xxxiv) Regulatory Matters. The statements made in the Disclosure Package and Final Offering Memorandum under the captions "Risk Factors - Risk Factors Related to Our Business - Our business is regulated by numerous federal, state and foreign governmental authorities, which subjects us to elevated compliance costs and risk of non-compliance" and "Business - Government Regulation," (collectively, the "Regulatory Sections") fairly present in all material respects the federal food and drug regulatory related laws and regulations, and all pending or to the Company's knowledge threatened legal or governmental proceedings relating to such laws or regulations that are material to the Company's business in light of the applicable disclosure requirements under the 1934 Act. The Company's business, as described in the Disclosure Package and Final Offering Memorandum, is being conducted in all material respects in compliance with applicable requirements under the Federal Food, Drug and Cosmetics Act (the "FDC Act") and any regulations issued thereunder and to the best of the Company's knowledge there is no reason for the Food and Drug Administration (the "FDA") or the Federal Trade Commission (the "FTC") to initiate enforcement proceedings against the Company, its agents, employees or products for any act or omission related to the Company's business. Except as disclosed in the Disclosure Package and Final Offering Memorandum, there are no administrative enforcement or legal actions pending or to the best of the Company's knowledge threatened, against the Company by the FDA or by the FTC and no material administrative enforcement or legal actions pending or to the best of the Company's knowledge threatened, against the Company by any other federal, state or local regulatory agency. To the best of the Company's knowledge, all of the facilities contracted by the Company to manufacture the Company's products are in compliance in all material respects with the applicable portions of the FDA's good manufacturing practice regulations and with any similar manufacturing practice regulations imposed by any state, local, or foreign government authority which are applicable to such facilities. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement, in and of themselves, (A) do not and will not (1) violate any requirement of the FDC Act or any regulation issued thereunder, (2) result in the creation of a lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries due to the operation of the FDC Act or any regulation issued thereunder, and
     (B) do not require any consent or approval by the FDA, the FTC or any other federal, state or local regulatory agency.

          (xxxv) Public Officials. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or of the character necessary to be disclosed in the Disclosure Package and Final Offering Memorandum in order to make the statements therein not misleading in any material respect.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or its subsidiaries delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

     SECTION 2.   Sale and Delivery to the Initial Purchaser; Closing.
                  ---------------------------------------------------

     (a) Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A, $85,000,000 aggregate principal amount of Securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to an additional $15,000,000 principal amount of Securities at the same price set forth in Schedule A for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire 13 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Initial Purchaser to the Company setting forth the number of Option Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchaser, but shall not be earlier than two full business days or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, provided that the Initial Purchaser shall not be required to provide such two full business days notice if the over-allotment option is exercised prior to the Closing Date.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Miller & Martin PLLC or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates for the Securities to be purchased by it.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in global form and registered in the name of Cede & Co., as nominee of the Depositary Trust Company. The certificates evidencing the Securities shall be delivered to the Trustee at the Closing Time or the relevant Date of Delivery, as the case may be, for the account of the Initial Purchaser.

     SECTION 3.   Covenants of the Company.  The Company covenants with the
                  ------------------------
Initial Purchaser as follows:

     (a) Final Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company will promptly notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchaser (and in any event for a period of not more than 14 days after the later of the Closing Time or the latest Date of Delivery, if any), any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement of a material fact in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) are not disclosed in the Disclosure Package or the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading.

     (c) Amendment and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials. The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company will prepare the Pricing Supplement, in form and substance satisfactory to the Initial Purchaser, and shall furnish prior to the Applicable Time to the Initial Purchaser, without charge, as many copies of the Pricing Supplement as such Initial Purchaser may reasonably request. The Company represents and agrees that, unless it obtains the prior consent of the Initial Purchaser, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

     (d) Qualification of Securities for Offer and Sale. The Company will use its commercially reasonable efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchaser may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities business in any jurisdiction in which it is not otherwise so subject in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing so.

     (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (f) Restriction on Sale of Securities. Except as otherwise contemplated by the Disclosure Package and Final Offering Memorandum and the Transaction Documents, during a period of 90 days from the date of the Final Offering Memorandum (the "Lock-up Period"), the Company shall not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other debt securities of the Company, or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities, (ii) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may offer, issue and sell shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, or debt securities (A) pursuant to any employee, officer or director stock or benefit plan, (B) upon the conversion or exercise of the Securities or securities outstanding on the date hereof, or (C) issued or to be issued by the Company in connection with an acquisition, provided that (1) in the case of an acquisition of a private company, the recipient of such shares or securities shall enter into a lock up agreement for the balance of the Lock-up Period and
(2) in the case of an acquisition of a public company, such shares or securities shall not be issued until the expiration of the Lock-up Period.

     (g) PORTAL Designation. The Company will use its commercially reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

     (h) Listing on Securities Exchange. The Company will use its commercially reasonable efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the NASDAQ or listed on another "national securities exchange" registered under Section 6 of the 1934 Act on which shares of its Common Stock are then listed.

     (i) Reservation of Shares of Common Stock. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Securities.

     (j) DTC. The Company will use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     SECTION 4.   Payment of Expenses.
                  --------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, and delivery to the Initial Purchaser of the Disclosure Package and Final Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser and the certificates for the Common Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchaser, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion thereof under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the fees and expenses of the Trustee, including the reasonable and documented fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) any fees payable in connection with the rating of the Securities, (ix) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, (x) any fees of the NASD in connection with the Securities, and (xi) the fees and expenses of any transfer agent or registrar for the Common Stock.

     (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses that shall have been incurred by it in connection with the proposed purchase and sale of the Securities, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

     SECTION 5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of the Closing Time, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time, or in certificates of any officer of the Company or its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinions of Counsel for Company. At Closing Time, the Initial Purchaser shall have received the favorable opinions, dated as of Closing Time, of (1) Miller & Martin PLLC, counsel for the Company, to the effect set forth in Exhibit A-1 hereto and (2) King & Spalding LLP, special counsel for the Company, to the effect set forth in Exhibit A-2 hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (b) Opinion of Counsel for Initial Purchaser. At Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Initial Purchaser, with respect to the matters set forth in (xii), (xvii) and the last paragraph of Exhibit A-1 hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, upon the accuracy and truthfulness of the Company's representations in Section 1 hereof or officers' certificates delivered by or on behalf of the Company and certificates of public officials.

     (c) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the President of the Company and of the chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time, and
(iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

     (d) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from each of (i) Grant
Thornton   LLP,   (ii)   Ernst  &  Young   LLP,   (iii)   KPMG  LLP,   and  (iv)
PricewaterhouseCoopers LLP, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At Closing Time, the Initial Purchaser shall have received from Grant Thornton LLP, a letter, dated as of Closing Time, to the effect that Grant Thornton LLP reaffirms the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (f) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

     (g) Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

     (h) Lock-up Letter. On or prior to the date of this Agreement, Merrill Lynch shall have received an agreement substantially in the form of Exhibit B attached hereto signed by the persons listed in Schedule C attached hereto.

     (i) Indenture and Registration Rights Agreement. At or prior to the Closing Time, each of the Company and the Trustee shall have executed and delivered the Indenture, and the Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement.

     (j) Conditions to Purchase of Option Securities. In the event that the Initial Purchaser exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time, and, at the relevant Date of Delivery, the Initial Purchaser shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President of the Company and of the chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinions, dated such Date of Delivery, of (1) Miller & Martin PLLC, counsel for the Company, to the effect set forth in Exhibit A-1 hereto and (2) King & Spalding LLP, special counsel for the Company, to the effect set forth in Exhibit A-2 hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, upon the accuracy and truthfulness of the Company's representations in Section 1 hereof or officers' certificates delivered by or on behalf of the Company and its subsidiaries and certificates of public officials.

          (iii) Opinion of Counsel for the Initial Purchaser. The favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iv) Bring-down Comfort Letter. A letter from Grant Thornton LLP, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (v) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded any of the Company's other securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company's debt securities.

     (k) Additional Documents. At Closing Time and at each Date of Delivery, the Company shall have delivered to the Initial Purchaser such further documents, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and its subsidiaries as the Initial Purchaser shall have reasonably requested from the Company reasonably in advance of the Closing Time or such Date of Delivery so long as such further documents, certificates, letters and schedules or instruments are reasonable and customary for the transactions contemplated by this Agreement. Delivery of any such documents, certificates, letters and schedules or instruments to the Initial Purchaser's Counsel shall be deemed to constitute delivery to the Initial Purchaser for all purposes hereunder.

     (l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligation of the Initial Purchaser to purchase the relevant Option Securities, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     SECTION 6    Subsequent Offers and Resales of the Securities.
                  -----------------------------------------------

     (a) Offer and Sale Procedures. The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i) Offers and Sales. Offers and sales of the Securities shall be made only to such persons and in such manner as is contemplated by the Offering Memorandum.

          (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank subsequent purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchaser, be a QIB.

          (iv) Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or its Affiliate, as the case may be, in the United States that the Securities shall bear the restrictive legend set forth in the Offering Memorandum in the section entitled "Transfer Restrictions" and
     (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or one of its subsidiaries,
     (2) outside the United States in accordance with Regulation S under the 1933 Act, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Securities for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

          (vi) Transfer Restriction. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption "Transfer Restrictions," including the legend required thereby, shall apply to the Securities. Following the sale of the Securities by the Initial Purchaser to each Subsequent Purchaser pursuant to and in compliance with the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.

     (b) Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

               (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchaser, (ii) the resale of the offered Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

               (ii) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

               (iii) Restriction on Resales. The Company will not, and will cause its Affiliates not to, resell any offered Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

     (c) Qualified Institutional Buyer. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company, that it is a QIB and an "accredited investor" within the meaning of Section 501(a) under the 1933 Act and has complied and will comply with the procedures applicable to it in this
Section 6.

     SECTION 7.   Indemnification.
                  ----------------

     (a) Indemnification of Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

               (iii)  against  any  and  all  expense  whatsoever,  as  incurred
          (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

               provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or in any Supplemental Offering Materials or from any acts or failure to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct.

     (b) Indemnification of Company. The Initial Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) unless such request is being contested in good faith by the indemnifying party, such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Initial Purchaser's Affiliates and selling agents shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 9.  Representations,  Warranties  and  Agreements  to Survive.  All
                 ---------------------------------------------------------
representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

     SECTION 10.  Termination of Agreement.
                  -------------------------

     (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to the Initial Purchaser at North Tower, World Financial Center, New York, New York 10281, Facsimile: (212) 449-3207,

Attention: Global Origination Counsel; and notices to the Company shall be directed to it at Chattem, Inc., 1715 West 38th Street, Chattanooga, TN 37409,
attention of Theodore K. Whitfield, Jr., General Counsel and Secretary (Facsimile: (423) 821-0395), with a copy to Miller & Martin PLLC, Suite 1000 Volunteer Building, 832 Georgia Avenue, Chattanooga, TN 37402, attention of Hugh
F. Sharber, Esq. (Facsimile: (423) 785-8480).

     SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchaser with respect to the subject matter hereof.

     SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 20. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                                  Very truly yours,

                                                  CHATTEM, INC.



                                                  By   /s/ Robert E. Bosworth
                                                       -------------------------
                                                       Name: Robert E. Bosworth
                                                       Title: President & COO

         CONFIRMED AND ACCEPTED,
          as of the date first above written:

         MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

         By:  /s/ Andreas Matthaeus
              --------------------------
         Authorized Signatory









                      Signature Page to Purchase Agreement

                                   SCHEDULE A

                                  Chattem, Inc.
              $85,000,000 1.625% Convertible Senior Notes due 2014

     1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchaser for the Securities shall be 97.50% of the principal amount thereof.

     3. The interest rate on the Securities shall be 1.625% per annum.








                                     Sch A-1

                                   SCHEDULE B

                               Pricing Supplement

                          **APPROVED FOR EXTERNAL USE**

                                  **QIBS ONLY**

     ~ Sole-Managed $85 mm 144A Convertible Senior Notes Due 2014 Pricing ~

                                  Chattem, Inc.
                                  (CHTT/NASDAQ)

                           Gross Proceeds: $85,000,000
                             Greenshoe: $15,000,000

                  144A Convertible Senior Notes Pricing Terms:
                  --------------------------------------------
                              Issuer: Chattem Inc.
                          Ticker/Exchange: CHTT/NASDAQ
                           Offering Size: $85,000,000
                             Greenshoe: $15,000,000
  Net Proceeds: Approximately $83 million, after deducting initial purchaser's discount and offering expenses (excluding greenshoe)
                             Issue Price: $1,000.00
                              Maturity: May 1, 2014
                         Interest Rate: 1.625% per annum
                           Conversion Premium: 24.00%
                           Last Sale (4/4/07): $59.03
                            Conversion Price: $73.20
                            Conversion Rate: 13.6617
                          Conversion Rate Cap: 16.9405
                          Aggregate Share Cap: 16.9405
        Interest Pay Dates: May 1 & November 1 beginning November 1, 2007
                       Hard Call Protection: Non Call Life

 Conversion Settlement: Net Share Settlement, subject to the aggregate share cap
                                 Put Dates: None
 Contingent Conversion Trigger: 130% of the conversion price (initially $95.16)
                  - freely convertible beginning April 1, 2014
                   Registration: 144A with Registration Rights

    Use of Proceeds: Approx. $25 million of the offering proceeds to fund a convertible note hedge transaction which is designed to offset exposure to potential dilution upon the conversion of the notes; Proceeds used from the warrant transaction of approximately $15 million and the net proceeds of the offering to repay amounts outstanding under its credit facility


                                     Sch B-1

 Fundamental Change Protection: Make whole premium delivered upon conversion in connection with a fundamental change via a conversion rate adjustment.


                                                                 Effective Date
                                                                 --------------
   Stock Price
       On
  Effective Date             4/11/2007    5/1/2008   5/2/2009    5/1/2010   5/1/2011    5/1/2012   5/1/2013   5/1/2014
---------------------------  ----------   ---------  ---------   ---------  ---------   ---------  ---------  --------
                     $59.03    3.2788      3.2788      3.2788     3.2788      3.2788     3.2788     3.2788      3.2788
                     $65.00    2.7183      2.6709      2.6105     2.5331      2.4227     2.2644     2.0136      1.7229
                     $70.00    2.3557      2.2873      2.2028     2.0960      1.9503     1.7444     1.4166      0.6240
                     $75.00    2.0644      1.9824      1.8821     1.7574      1.5893     1.3587     0.9980      0.0000
                     $80.00    1.8280      1.7367      1.6271     1.4911      1.3130     1.0728     0.7098      0.0000
                     $85.00    1.6339      1.5376      1.4218     1.2812      1.1003     0.8604     0.5143      0.0000
                     $90.00    1.4729      1.3739      1.2562     1.1146      0.9346     0.7024     0.3833      0.0000
                     $95.00    1.3377      1.2381      1.1204     0.9798      0.8042     0.5840     0.2959      0.0000
                    $100.00    1.2239      1.1249      1.0082     0.8709      0.7020     0.4947     0.2374      0.0000
                    $150.00    0.6538      0.5798      0.4964     0.4070      0.3091     0.2049     0.1033      0.0000
                    $200.00    0.4597      0.4049      0.3459     0.2820      0.2174     0.1469     0.0770      0.0000


        No make whole premium will paid if the stock price is above $200 No make whole premium will paid if the stock price is below $59.03

                              Trade Date: 4/4/2007
                           Settlement Date: 4/11/2007
                             144A CUSIP: 162456 AQ0

                           Sole-Manager: Merrill Lynch

  Chattem, Inc. a leading marketer and manufacturer of a portfolio of branded over-the-counter, or OTC, healthcare products, toiletries and dietary supplements, in such categories as topical pain care, medicated skin care products, medicated dandruff shampoos, oral care, internal OTC products, dietary supplements and other OTC and toiletry products.

                                  **QIBS ONLY**
                          **APPROVED FOR EXTERNAL USE**

  This communication is intended for the sole use of the person to whom it is provided by us.

   A written offering circular may be obtained from your Merrill Lynch sales representative, from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World
 Financial Center, FL 05, New York, NY 10080 or, in Canada, from Merrill Lynch
        Canada Inc., 181 Bay Street-Suite 400, Toronto, Ontario M4T 2A9.


                                     Sch B-2

                                   SCHEDULE C

   List of Directors and Executive Officers of the Company Subject to Lock-Up



Zan Guerry, Chairman and Chief Executive Officer

Robert E. Bosworth, President and Chief Operating Officer











                                     Sch C-1

                                   Exhibit A-1

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Tennessee, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the state of California.

     (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and Final Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Disclosure Package and Final Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under the Tennessee Business Corporation Act (the "TBCA"), the Company's restated charter (the "Charter") or Shareholder Rights Plan (the "Shareholder Rights Plan") or, to such counsel's knowledge, contractual preemptive or similar rights.

     (iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (v) The Indenture has been duly authorized, executed and delivered by the Company.

     (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

     (vii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company.

     (viii) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and, as of the Closing Time, reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion and assuming that at the time of such issuance the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, will be validly issued and will be fully paid and non-assessable.

     (ix) The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company under the TBCA, the Charter or the Shareholder Rights Plan or, to such counsel's knowledge, contractual preemptive or similar rights.

                                      A-1-1

     (x) The information included in the Disclosure Package and Final Offering Memorandum under the caption "Description of Notes," to the extent that it constitutes matters of law, summaries of legal matters, documents referred to therein or legal conclusions, has been reviewed by us and fairly summarizes the matters set forth therein in all material respects.

     (xi) The information included in the Disclosure Package and Final Offering Memorandum under the caption "Description Of Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents referred to therein or legal conclusions, has been reviewed by us and fairly summarizes the matters set forth therein in all material respects.

     (xii) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and Final Offering Memorandum.

     (xiii) The documents incorporated by reference in the Disclosure Package and Final Offering Memorandum (other than the financial statements and supporting schedules and other financial data therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (xiv) To our knowledge, except as disclosed or incorporated into the Disclosure Package and Final Offering Memorandum, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or its subsidiaries is a party, or to which the property of the Company or its subsidiaries is subject, before or brought by any federal or Tennessee court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Disclosure Package and Final Offering Memorandum.

     (xv) The statements set forth in the Disclosure Package and Final Offering Memorandum and the Final Offering Memorandum under the caption "Certain U.S. Federal Income Tax Provisions," insofar as such statements purport to summarize matters of U.S. federal income and estate tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein in all material respects.

     (xvi) In reliance upon the representations and warranties of the Company and the Initial Purchaser in the Purchase Agreement, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or Tennessee court or governmental authority or agency ("Governmental Approvals") is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture and the Registration Rights Agreement by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchaser or the initial resale of the Securities by the Initial Purchaser, in each case, in accordance with the terms of the Purchase Agreement, except for such Governmental Approvals (i) that shall have been obtained or made prior to the Closing Time, (ii) as may be required by the securities or blue sky laws of the various states in which the Securities will be offered or sold, (iii) the 1933 Act and the 1933 Act Regulations with respect to the registration of the resale of the Securities under the 1933 Act pursuant to the Registration Rights Agreement, (iv) the Trust Indenture Act of 1939, and
(v) those which, if not made would not result in a Material Adverse Effect, it being understood that no opinion is expressed as to any resale of Securities subsequent to the resales thereof by the Initial Purchaser.

                                      A-1-2

     (xvii) In reliance upon the representations and warranties of the Company and the Initial Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser or in connection with the initial resale of the Securities by the Initial Purchaser, in each case, in the manner contemplated by the Purchase Agreement and the Disclosure Package and Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed by us as to the securities or blue sky laws of the various states in which the Securities will be offered or sold or as to any resale of Securities subsequent to the resales thereof by the Initial Purchaser.

     (xviii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Disclosure Package and Final Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Disclosure Package and Final Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject (except for such violation, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any federal or Tennessee government, government instrumentality or court having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations.

     (xix) The Company is not required, and after giving effect to the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Disclosure Package and Final Offering Memorandum will not be required to, register as "investment company" under the 1940 Act.

     Nothing has come to our attention that would lead us to believe that (1) as of the Applicable Time, the Disclosure Package (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement) included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (2) that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      A-1-3

                                   Exhibit A-2

                               FORM OF OPINION OF
                               KING & SPALDING LLP
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)

(i) The Purchase Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(ii) The Registration Rights Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(iii) The Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(iv) Assuming due authentication of the Securities by the Trustee and upon payment and delivery therefore in accordance with the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.








                                      A-2-1

                                    Exhibit B

                                 FORM OF LOCK-UP

         The undersigned, an officer of Chattem, Inc., a Tennessee corporation (the "Company"), understands that the Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company, providing for the offering (the "Offering"), pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), of Convertible Senior Notes due 2014 of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         In recognition of the benefit that the Offering will confer upon the undersigned as an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during a period of 90 days from the date of the Final Offering Memorandum, the undersigned will not, for the benefit of Merrill Lynch, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise lend or dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities"), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lock up period from each donee, trustee, distributee, or transferee, as the case may be and (2) any such transfer shall not involve a disposition for value:

         (i) as a bona fide gift or gifts; or

         (ii) to any trust the beneficiaries of which are exclusively the undersigned or a member of the immediate family of the undersigned, including grandchildren (to the extent consistent with the Securities Act and state securities laws); or

         (iii) the transfer of Lock-Up Securities in satisfaction of the exercise of stock options outstanding on the date hereof.

         Notwithstanding the immediately preceding paragraph, Zan Guerry may transfer up to 75,000 shares of the Company's Common Stock received upon exercise of stock options outstanding on the date hereof without satisfaction of the requirements set forth in clause (1) and (2) above of the immediately preceding paragraph.

         The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.


         By:_______________________________
              Name:



                                       B-1